Exhibit 99.2

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

Contacts:
(Analysts) Matthew Stroud	(407) 245-5288
(Media) Bob McAdam	(407) 245-5366

DARDEN ADDRESSES PRIORITIES FOR VALUE CREATION AND
STRATEGIES FOR GROWTH IN INVESTOR PRESENTATION

Company to Host Conference Call and Webcast Today at 8:30 am ET

ORLANDO, Fla., March 3, 2014 - Darden Restaurants, Inc. (NYSE: DRI) today filed an investor presentation detailing its priorities for creating sustainable value for all Darden shareholders and for driving growth and performance across its brands. Members of the Company’s management team will be speaking directly with investors about these priorities and actions. In addition, the Company will host a conference call and webcast today at 8:30 am ET. The associated slides will be available on the Company’s website at www.darden.com.

“Darden’s Board of Directors and management team are focused on creating value for all Darden shareholders, and we are confident in the actions the Company is taking to deliver on this responsibility,” said Chuck Ledsinger, Lead Director of Darden’s Board of Directors. “Darden’s Board and management have undertaken a thorough evaluation of various operational, strategic and financial alternatives available to the Company. This extensive review included analyses and advice from the Company’s financial advisors, Goldman, Sachs & Co., and legal counsel, Wachtell, Lipton, Rosen & Katz, as well as discussion with and feedback from Darden shareholders. It also included analyses and advice from Morgan Stanley, as financial advisors working exclusively at the direction of the Board. Based on this review and the deep understanding of the Company and its industry that the members of the Board have developed collectively over many years, the Board believes strongly that the plan announced in December, together with the additional details presented today, provide the best path forward for capitalizing on Darden’s position as the nation’s premier full-service restaurant company and driving sustainable shareholder value.”

Clarence Otis, Darden’s Chairman and CEO, said, “The Olive Garden brand renaissance is underway, and we are driving profitable growth at LongHorn Steakhouse and the Specialty Restaurant Group. At Red Lobster, we are on track with the separation plan. That plan includes a process in which we are exploring the potential sale of the business, as well as a parallel process to spin the business off. Red Lobster is implementing initiatives that will improve results for the balance of the year and support the brand’s success on a standalone basis. Our actions to drive efficiencies across the organization are resulting in meaningful savings, with more to come. And Darden’s strong cash flows are continuing to support significant return of capital to shareholders. Notwithstanding the changing dynamics and challenges in our industry, we have a strong foundation in place. We look forward to talking directly with Darden shareholders and the investment community to provide further insight about our plans and initiatives to drive shareholder value.”

Highlights of Darden’s presentation include:

Execute Olive Garden Brand Renaissance

•	A holistic core menu and promotion plan aimed at broadening the choice, variety and value that Olive Garden offers guests.

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A robust operations improvement plan focused on reducing culinary complexity to enable menu innovation, strengthen in-restaurant employee engagement and reduce food preparation-related labor costs and waste.

•	A robust service strengthening path with training that is even more grounded in the guest point of view and that encourages more personalized service delivery.

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A new approach to advertising and promotion that includes a richer mix of targeted food and other news that is relevant for a wide range of guest occasions, and the use of a variety of media, including online and social.

•	A new remodel and logo direction which currently contemplates that 75 restaurants will be remodeled in fiscal 2015 and 125 to 150 in fiscal 2016 through 2017.

•	Cementing Olive Garden’s hard earned position in the marketplace, where it has long delighted guests as “a nicer place than the price suggests.”

Separate Red Lobster Through a Spin-Off or Sale to Enhance Focus and Improve Performance

Darden remains on track to execute its previously announced plan to separate the Red Lobster business through either a tax-free spin-off to Darden shareholders or a sale of the Red Lobster business.
The sale process is well underway. The Company has also begun the process of establishing separate financials and associated infrastructure for the Red Lobster business should the Board determine that the spin-off alternative creates more value for shareholders.

As consumer demand dynamics have changed, Red Lobster’s priorities and operating support requirements have come to differ meaningfully from those of Darden’s other brands, which are having greater success increasing appeal among consumers outside their core guest profiles. By establishing two independent companies, a separation will better enable the management teams of each company to focus their exclusive attention on their distinct value creation opportunities. To elevate focus on consumers who have its core guest profile, Red Lobster has developed a clearly defined vision and plan that includes:

•	Greater focus on seafood quality, craveability and variety which its guests have long looked to Red Lobster for.

•	Streamlining restaurant operations to drive efficiency that will support the affordability many of Red Lobster’s core guests need and want.

•	More tailored marketing and promotional strategy that leverages brand equity with core guests.

Further Optimize Operating Support and Direct Operating Costs

Through an aggressive approach to managing operating support costs, the Company expects savings of at least $60 million annually beginning in fiscal year 2015, as previously announced. The Company is focused on identifying additional opportunities for support cost savings and is also exploring the potential for direct operating cost optimization, while being mindful of the need to preserve the guest experience at its restaurants. The Company has retained Alvarez & Marsal North America to assist with these efforts and with identifying potential revenue enhancement opportunities.

Maintain Balanced Approach to Capital Allocation

Darden’s strong cash flows have supported a level of return of capital to shareholders that has outpaced the industry, while also enabling key growth initiatives.

•	Darden will have returned $4 billion to shareholders through share repurchases and dividends from the beginning of fiscal year 2004 through fiscal year 2014.

•	In the past five years, Darden returned $1.95 billion to shareholders through share repurchases and dividends.

•	Darden has doubled its dividend over the past four years and, most recently, in June 2013, the Company raised its quarterly dividend by 10% to $0.55 per share, or $2.20 annually.

Going forward, Darden will maintain a balanced approach to capital allocation that includes:

•	Continuing to target an approximately 70% to 75% dividend payout ratio that would be reduced over time to approximately 50% to 60%.

•	Maintaining an active share buyback program, the details of which will be announced as the Red Lobster separation plans are finalized.

•	Focusing capital expenditures on organic growth initiatives.

•	Improving key credit metrics.

Real Estate

Optimizing Darden’s real estate assets is a focus for the Company.  As part of the process of setting these priorities, the Board, in consultation with its financial and legal advisors, carefully considered several real estate monetization alternatives.  These included using the Company’s real estate to establish and spin-off on a tax-free basis an independent, standalone triple-net lease real estate investment trust (REIT), as well as the possibility of engaging in a series of sale-leaseback transactions to separate the real estate.  It determined, among other things, that:

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Full real estate separation via the formation of a REIT would introduce significant operational complexity, remove from Darden an important strategic asset and likely not create meaningful shareholder value.

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Formation of a REIT would reduce the remaining Darden operating company’s operating cash flow, weaken its credit profile, increase its borrowing costs and limit its ability to support a dividend, repurchase shares and meet its ongoing brand development needs - factors that would have important adverse consequences for its valuation.

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A Darden property REIT would lack the characteristics of highly-valued REITs - in particular, it would have exposure to a single, non-investment grade tenant with one property type that has very specific use limitations as well as a high concentration of ground leases - and this would likely result in a valuation that would be at a meaningful discount to the triple-net lease REIT comparable universe.

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Formation of a REIT would involve meaningful friction costs, the most significant being the debt breakage expense associated with the expected refinancing of Darden’s approximately $2.5 billion in current debt, which would be necessitated by such a transaction.

•	A REIT spin-off is a transaction that entails significant tax complexity and uncertainty that could result in meaningful additional fixed costs and contingent liabilities.

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Separation of the Company’s real estate via a series of sale-leaseback transactions would, in effect, be an expensive form of secured debt financing relative to other options available to Darden. Such transactions would also result in potentially meaningful tax leakage and would raise many of the same issues related to the formation of a REIT, including the necessity of refinancing all of Darden’s outstanding debt.

Conference Call and Webcast

Darden will host an investor call regarding the announcement today, March 3, at 8:30 am ET. A live webcast of the conference call, along with the related slide presentation, may be accessed at www.darden.com and clicking on the “Investors” tab or http://www.videonewswire.com/event.asp?id=98321. The call can also be joined via phone at 888-469-2050. A replay of the conference call via the Company’s website will be available approximately two hours after the call’s conclusion. A telephone replay may be accessed approximately two hours after the call's conclusion through April 2, 2014, by dialing 866-431-2893.

About Darden

Darden Restaurants, Inc., (NYSE: DRI), the world’s largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales.  Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people.  In 2014, Darden was named to the FORTUNE "100 Best Companies to Work For" list for the fourth year in a row.  Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us.  Our brands are built on deep insights into what our guests want.  For more information, please visit www.darden.com.

Information About Forward-Looking Statements

Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve the strategic plan to enhance shareholder value including the separation of Red Lobster, the high costs in connection with a spin-off which may not be recouped if the spin-off is not consummated, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V’s, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in solicitations of Company stockholders.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on August 6, 2013.  Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 26, 2013, filed with the SEC on July 19, 2013 and its Quarterly Reports on Form 10-Q for the first two quarters of the fiscal year ended May 25, 2014 filed on September 30, 2013 and January 2, 2014, respectively.  To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2013 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents are available free of charge at the SEC’s website at www.sec.gov.
STOCKHOLDERS ARE ENCOURAGED TO READ ANY COMPANY SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.

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